UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 24, 2023
AppHarvest, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39288	84-5042965
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Appalachian Way Morehead, KY	40351
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (606) 653-6100
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	APPH	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	APPHW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Restructuring Support Agreement

On July 24, 2023, AppHarvest, Inc., (the “Company”) entered into a Restructuring Support Agreement (including all exhibits thereto, collectively, the “RSA”) with (i) each of its affiliates (as set forth in the RSA, and together with the Company, the “Debtors”), (ii) CEFF II AppHarvest Holdings, LLC (“Equilibrium”); (iii) Mastronardi Produce Limited (“Mastronardi”); and (iv) Mastronardi Berea LLC (“Mastronardi Berea”, and together with Equilibrium and Mastronardi, the “Non-Company Parties”).

The transactions contemplated by the RSA include, among other things, (i) procurement of debtor-in-possession financing; (ii) a stalking horse asset purchase agreement (the “Stalking Horse APA”) and related sales under 11 U.S.C. § 363; (iii) a transition of AppHarvest Berea Farm, LLC’s (“AppHarvest Berea”) facility in Berea, Kentucky to Mastronardi Berea; and (iv) a chapter 11 plan (the “Plan”).
On or around the Agreement Effective Date (as defined in the RSA), the Company expects to enter into the transactions described in this paragraph pursuant to the RSA. The Debtors’ chapter 11 cases (the “Chapter 11 Cases”) shall be financed by a $29.6 million DIP Facility (as defined below), to be provided by Equilibrium. Additionally, the Debtors and Equilibrium or its designee shall enter into the Stalking Horse APA providing for the purchase and sale of certain of the Debtors’ facilities. AppHarvest Berea will also assign its assets, properties, and business in connection with the AppHarvest Berea facility to Mastronardi Berea in exchange for $3.75 million, among other consideration. The RSA may be mutually terminated by the Debtors and the Non-Company Parties by mutual written agreement. The RSA will automatically terminate after the Plan Effective Date (as defined in the RSA). Moreover, the Company and the Non-Company Parties each have termination rights if certain conditions, including milestones set forth in the RSA, are not met.

The foregoing description of the RSA and the transactions and documents contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the RSA filed as Exhibit 10.1 hereto and incorporated herein by reference.

Certain of the transactions described in the foregoing shall be subject to approval by the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”).

DIP Credit Agreement

On July 25, 2023, the Company, as borrower, and its Debtor affiliates, as guarantors, entered into that certain Senior Secured Super-Priority Debtor-In-Possession Credit Agreement (the “DIP Credit Agreement”) with Equilibrium, as lender (the “Lender”, and together with the Company and its Debtor affiliates, the “DIP Parties”), pursuant to which the Lender agreed to provide the Company with a debtor-in-possession, super-priority, senior secured loan credit facility (the “DIP Facility”) which consists of (i) a new money multiple-draw delayed draw term loan (“New Money Facility”) in the initial aggregate principal amount of up to approximately $24.3 million and (ii) a loan in an amount equal to the Roll-Up Loan Amount (as defined in the DIP Credit Agreement). Interest under the DIP Facility shall accrue at a rate per annum equal to 12.0% and the DIP Facility contains additional terms with respect to interest and fees as set forth in the DIP Credit Agreement. The DIP Facility has a maturity date of the earlier of (i) seventy-five (75) days after the initiation of the Chapter 11 Cases; (ii) the effective date of the Plan; and (iii) the date of delivery of a Termination Notice (as defined in the DIP Credit Agreement).

Proceeds from the DIP Facility may be used for, among other things, (i) post-bankruptcy petition working capital purposes of the Debtors; (ii) for payment of current interest, fees, and expenses under the DIP Facility; (iii) for payment of allowed administrative costs and expenses of the Chapter 11 Cases (including professional fees and expenses), (iv) for payment of prepetition claims authorized by the Bankruptcy Court, (v) for any other forecasted cash outlays included in the Approved Budget (as defined in the DIP Credit Agreement); and (vi) as otherwise agreed by the Lender and the Company.

The obligations under the DIP Facility shall be secured by (i) senior, first-priority liens and security interests on all unencumbered assets of the Debtors; (ii) senior, first-priority priming liens and security interests on certain prepetition collateral of the Debtors; and (iii) junior liens and security interests on all other assets of the Debtors, in each case subject to certain limitations as set forth in the DIP Credit Agreement.

The foregoing description of the DIP Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the DIP Credit Agreement, a copy of which is filed as Exhibit 10.2 hereto and incorporated by reference herein.

First Amendment to Credit Agreement

On July 26, 2023, the DIP Parties entered into that certain First Amendment to Credit Agreement (the “DIP Amendment”, and together with the DIP Credit Agreement, the “Amended DIP Credit Agreement”). Pursuant to the Amended DIP Credit Agreement, the New Money Loan Commitment (as defined in the Amended DIP Credit Agreement) shall be made available in multiple draws over the term of the DIP Facility. Pursuant to the terms and conditions of the Amended DIP Credit Agreement, the Lender advanced $2,000,000 to the Company on July 26, 2023 and shall advance an additional $6,000,000 upon the satisfaction of certain terms in the Amended DIP Credit Agreement (such advances, collectively, the “Interim Advance”). Subject to the terms and conditions of any applicable Bankruptcy Court order and the Amended DIP Credit Agreement, the balance of the DIP Facility shall be available in two subsequent draws, the first of which shall be equal to $4 million (the “Second Advance”) and the last of which shall be equal to the New Money Loan Commitment, minus the sum of the Interim Advance and the Second Advance (the “Final Advance”).

The foregoing description of the DIP Amendment does not purport to be complete and is qualified in its entirety by reference to the DIP Amendment, a copy of which is filed as Exhibit 10.3 hereto and incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a
Registrant.

The information set forth above in Item 1.01 of this Current Report on Form 8-K regarding the RSA, DIP Credit Agreement, and DIP Amendment is incorporated by reference herein.

Cautionary Statements Regarding Trading in the Company’s Securities

The Company’s securityholders are cautioned that trading in the Company’s securities during the pendency of the Chapter 11 Cases is highly speculative and poses substantial risks. Trading prices for the Company’s securities may bear little or no relationship to the actual recovery, if any, by holders thereof in the Company’s Chapter 11 Cases. Accordingly, the Company urges extreme caution with respect to existing and future investments in its securities.

Cautionary Statements Regarding Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements relate to expectations concerning matters that are not historical facts. Words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,”, “could” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” “can,” “goal,” “target” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those discussed in such forward-looking statements. Such risks and uncertainties include, without limitation, the outcome of the Chapter 11 Cases; the Company’s financial projections and cost estimates; the Company’s ability to raise additional funds during the Chapter 11 Cases; and risks associated with the Company’s business prospects, financial results and business operations. These and other factors that may affect the Company’s future business prospects, results and operations are identified and described in more detail in the Company’s filings with the SEC, including the Company’s most recent Annual Report filed on Form 10-K and the subsequently filed Quarterly Report(s) on Form 10-Q. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this Form 8-K. Except as required by applicable law, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results, later events or circumstances or to reflect the occurrence of unanticipated events.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Restructuring Support Agreement, dated as of July 24, 2023, between the Debtors, Equilibrium, Mastronardi, and Mastronardi Berea
10.2	Senior Secured Super-Priority Debtor-In-Possession Credit Agreement, dates as of July 25, 2023, between the Company, its Debtor affiliates, and Equilibrium
10.3	First Amendment to Credit Agreement, dated as of July 26, 2023, between the Company, its Debtor affiliates and Equilibrium
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AppHarvest, Inc.

Dated: July 28, 2023
	By:	/s/ Loren Eggleton
Loren Eggleton
Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)